Exhibit 99.1

Aurora Technology Acquisition Corp. Announces Pricing of $200 Million Initial Public Offering

San Francisco – February 7, 2022 – Aurora Technology Acquisition Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and led by Chairman and CEO, Zachary Wang, Co-vice Chairwoman and COO, Cathryn Chen, Co-vice Chairman and CFO, Yida Gao as well as additional Board Members Max Baucus, Jim Woolery, Sam Yam, Alec Hartman, and Paul Asquith, announced today the pricing of its initial public offering of 20,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share, one redeemable warrant and one right to receive one-tenth (1/10) of one class A ordinary share. Each two redeemable warrants entitle the holder thereof to purchase one Class A ordinary share, and each ten (10) rights entitle the holder thereof to receive one Class A ordinary share at the closing of a business combination. The exercise price of the warrants is $11.50 per whole share. The units are expected to trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “ATAKU” beginning on February 7, 2022. Once the securities comprising the units begin separate trading, the Class A ordinary shares, warrants and rights will be traded on Nasdaq under the symbols “ATAK,” “ATAKW,” and “ATAKR,” respectively. The offering is expected to close on February 9, 2022, subject to customary closing conditions.

Maxim Group LLC is acting as the sole book-running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement on Form S-1 (File No. 333-261753) relating to the securities to be sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2022. The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aurora Technology Acquisition Corp.

Aurora Technology Acquisition Corp. is a Cayman Island based blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses in any industry or geographic location, but intends to focus its search on high-growth technology companies based in North America and Asia (excluding China). The Company aims to prioritize target companies founded by Asian or Asian-American entrepreneurs who are building a global enterprise supported by forward thinking visions and innovative frontier technologies that include but are not limited to artificial intelligence, blockchain, quantum computing, and electric vehicles.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Aurora Technology Acquisition Corp., including those set forth in the Risk Factors section of Aurora Technology Acquisition Corp.’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Aurora Technology Acquisition Corp. undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:

Zachary Wang, CEO

Cathryn Chen, COO

Yida Gao, CFO

Email: info@auroraspac.com